FOR IMMEDIATE RELEASE
---------------------

                  ATX COMMUNICATIONS, INC. ANNOUNCES FINANCIAL
                   RESULTS FOR THE QUARTER ENDED JUNE 30, 2003

       ATX reports seventh consecutive quarter of EBITDA positive results

Bala Cynwyd, PA (August 14, 2003) - ATX Communications, Inc. ("ATX" or the "Company") (OTCBB: COMM), which, through its subsidiaries, is an integrated communications provider, today announced its consolidated operating results for the quarter ended June 30, 2003.

In the second quarter, the Company generated positive EBITDA for the seventh consecutive quarter, with EBITDA (before corporate expense) of $5.9 million and EBITDA (after corporate expense) of $4.1 million. The Company reported positive EBITDA (as defined in "Financial Results" below) results for the first time in the fourth quarter of 2001.

"We feel good about the progress that this company has made," said Thomas Gravina, President and CEO. "In a challenging environment, we have managed to grow our customer base in our most profitable segments and our successful profitability initiatives are generating efficient operations, strong customer relationships, and effective overall cost control.

"Demand for our integrated communications products and services remains strong in our most profitable commercial segments. The market continues to demand the comprehensive telecommunications solutions that are provided by our broad product offerings. Our approach to solving all of our customers' communications needs has also led to the steady addition of customers throughout our footprint. We are proud of our ability to deliver everything from the simplest need of local dial-tone to sophisticated data networks across multiple locations, all consolidated onto one, easy-to-understand bill.




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ATX Communications, Inc.
Page 2 of 8

"In addition, we credit the success that we have seen to date to our loyal customers, our dedicated employees, as well as to the many reliable vendors with whom we have built long term relationships."

The components of EBITDA as defined by the Company are set forth in the results summarized under the heading "Financial Results". This definition is consistent across the periods referred to in this release.

                              OPERATING HIGHLIGHTS

ATX has continued to focus on its most profitable markets and products, as well as on executing numerous operating initiatives, which has led to continued improvements in the Company's results.

Subscriber data

ATX had the following subscribers as of June 30, 2003:

------------------------------------------------------------------
Business Local Access Lines                     237,700
------------------------------------------------------------------
Residential Local Access Lines                   44,900
------------------------------------------------------------------
Toll-related Access Line Equivalents            527,700
------------------------------------------------------------------
Internet Subscribers                            265,800
------------------------------------------------------------------
Other Data Customers (1)                         33,900
------------------------------------------------------------------

(1) Other data customers included Point-to-point Data, Frame Relay, Web Development, Web Hosting, E-commerce, Co-location, and other related customers.




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ATX Communications, Inc.
Page 3 of 8

Revenue Breakdown

ATX's revenues for the quarter ended June 30, 2003 were attributable to the following service categories:


Local Exchange Services                           31.5%
Internet, Data and Web-related Services           29.1%
Toll-related Telephony Services                   25.1%
Other Revenue(1)                                  14.3%
                                              -------------
     Total                                        100%
                                              =============

(1) Other includes carrier access billing, reciprocal compensation, wireless, paging, and information services.

Profitability Initiatives

         The following table shows the improvement in the Company's operating expenses; selling, general and administrative expenses; and corporate expenses between the fourth quarter of 2000 and the second quarter of 2003. Since the Company embarked upon its revised business plan, it has managed to maintain and increase operating efficiencies over the past two and a half years. These improvements amounted to a total of approximately $157 million on an annualized basis.

(in thousands)                                  Three Months Ended              Amount of        Percentage
                                        ------------------------------------
                                                            December 31,       Improvement       Improvement
                                         June 30, 2003           2000          Q4'00-Q2'03       Q4'00-Q2'03
                                        ----------------- ------------------ ----------------- ----------------
Operating Expenses                               $45,939            $65,002           $19,063        29%
Selling, Gen'l & Admin. Expenses                  20,054             38,414            18,360        48%
Corporate Expenses                                 1,826              3,759             1,933        51%
                                        ----------------- ------------------ ----------------- ----------------
    Total                                        $67,819           $107,175           $39,356        37%
                                        ================= ================== ================= ================

The Company has implemented cost savings through a variety of means, including facility consolidation, efficiency improvements, vendor negotiations, network optimization and headcount reduction. It has improved its operating efficiency through improved pricing terms and the elimination of duplicative or unnecessary network facilities. The Company has also reduced network costs and capital expenditures by converting many of its local access lines to more profitable Unbundled Network Element-Platform pricing from Total Service Resale pricing. In addition, the Company was able to reduce the number of its facilities without substantially affecting its service area by leasing enhanced extended local loops from the incumbent local exchange carriers. The Company will continue to focus on reviewing its product portfolios to drive maximum profitability while also scrutinizing all SG&A costs to reduce inefficiencies and improve processes.





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ATX Communications, Inc.
Page 4 of 8


Other Initiatives

ATX has completed numerous operational successes, including the establishment of many representative customer relationships and other key advancements, including:

o ATX has been selected by the Courier-Post, the largest newspaper in Southern New Jersey and part of the Gannett family of newspapers. The Company is providing dedicated and switched inter-exchange carrier, toll-free, and Internet services at the customer's three locations, including five dedicated (T1) circuits.

o The Pennsylvania Chamber of Business and Industry, an ATX partner for the past two years, has selected ATX for its voice and Internet services for its chamber and insurance divisions. Through its ATX CoreConnectSM integrated product line, ATX is providing the Chamber with two high-capacity (T1) connections for Internet access, plus two for dedicated inter-exchange carrier service, and two for local exchange carrier service through, all at the Chamber's headquarters in Harrisburg, PA. ATX is the endorsed provider of telecommunications services to the Chamber, which has more than 10,000 members. Initiating the relationship in 2001, the Chamber chose to align with ATX out of more than 200 telecommunications providers and 21 Requests for Proposals.

o ATX is providing local exchange carrier and inter-exchange carrier services for all 42 locations including the headquarters of Hoss's Family Steak & Sea House, a chain of restaurants throughout Central and Western Pennsylvania and West Virginia.

o RTM Restaurant Group, the largest restaurant management group in the nation, which operates more than 1,000 restaurants in 20 states and has annual sales of approximately $800 million, has selected ATX for voice services for all of its Midwest locations. Through its ATX SmartPackSM integrated voice package, ATX is providing inter-exchange and local exchange carrier services to more than 200 RTM restaurants, inter-exchange carrier services to another more than 50 restaurants, and its ATX CoreConnectSM PRI product at the Midwest corporate headquarters in Middleburg Heights, OH.

o ATX has been selected by the Delaware County Chamber of Commerce in Greater Philadelphia as the Preferred Provider of telecommunications. With more than 3,200 members, the Chamber is the largest suburban Chamber of Commerce in the Commonwealth of Pennsylvania.

o ATX is supplying voice services for all locations for Siperstein's, a paint supplier with the largest selection of paint, wallpaper, and window treatments in New Jersey. The company's 21 locations throughout New Jersey, Pennsylvania, Connecticut, and Massachusetts,

ATX Communications, Inc.
Page 4 of 8


            including its Jersey City, NJ headquarters, are utilizing the ATX SmartPackSM integrated voice solution.

o Digital 5, Inc., the leading provider of complete software product designs for connected digital audio and video products is utilizing ATX's dedicated server hosting and web development services for a new D-5 project.

o McCarthy Tire Company, Inc., one of the top 20 commercial tire companies in North America, has partnered with ATX for a frame relay solution, inter-exchange carrier, and toll services for its 21 automotive services and tire center locations, including its headquarters in Wilkes-Barre, PA. McCarthy's commercial tire sales and service division covers 13 states through store locations and a fleet of more than 100 trucks. Additionally, ATX will be providing local exchange carrier services at 13 McCarthy locations.

o ATX will be providing service to 16 locations within Meridian Township, including police and fire, administration, parks and recreation, and sanitation. Through its ATX SmartPackSM Centrex and ATX SmartPackSM POTS products, ATX is bundling the Township's local exchange and inter-exchange carrier services. In addition, ATX was also selected to provide high-sped, dedicated (T1) Internet connectivity and a high capacity (T1) line for data applications.

o Charleroi Federal Savings Bank, headquartered in Charleroi, PA with eight locations in the Pittsburgh area, has enhanced its relationship with ATX by implementing a fame relay solution for all of its bank locations to complement its local exchange and inter-exchange carrier services provided by ATX.

OTHER DEVELOPMENTS

Announcement of Hiring of Credit Suisse First Boston

On July 2, 2003, ATX announced that it had engaged Credit Suisse First Boston LLC as an advisor in connection with the Company's ongoing review of the Company's strategic alternatives. As indicated in the Company's last quarterly report filed on Form 10-Q, the Company has been and intends to continue to seek and consider strategic alternatives in order to reduce the Company's overall indebtedness, including amounts outstanding under the Company's senior secured credit facility. Such strategic alternatives may include, among other things, debt or equity financings or refinancings, recapitalizations, restructurings, mergers and acquisitions or other transactions




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ATX Communications, Inc.
Page 6 of 8



                                FINANCIAL RESULTS

                            ATX Communications, Inc.
                      Consolidated Statement of Operations
                                   (Unaudited)



                                                                         Three Months Ended June 30,
                                                                      2003                     2002
                                                            ------------------------- -----------------------
Revenues                                                               $  71,934,000          $   75,209,000

Costs and expenses
Operating                                                                 45,939,000              48,758,000
Selling, general and administrative                                       20,054,000              20,224,000
                                                            ------------------------- -----------------------
    EBITDA before corporate expense(1)                                 $   5,941,000          $    6,227,000

Corporate                                                                  1,826,000               1,616,000
Recapitalization costs                                                            --               4,270,000
Other charges                                                                293,000                      --
Depreciation                                                               6,034,000               9,140,000
Amortization                                                                      --                  83,000
                                                            ------------------------- -----------------------
                                                                          74,146,000              84,091,000
                                                            ------------------------- -----------------------
Operating loss                                                           (2,212,000)             (8,882,000)

Other expenses
Interest expense and other, net                                          (5,613,000)             (3,637,000)
                                                            ------------------------- -----------------------
Net loss                                                               $ (7,825,000)          $ (12,519,000)
                                                            ========================= =======================

Basic and diluted net loss per share                                   $      (0.26)          $       (0.42)
                                                            ========================= =======================



(1) EBITDA (as defined) is a non-GAAP financial measure that is provided because it is commonly used in the communications industry to measure operating performance. EBITDA (as defined by the Company) is defined as net loss before income taxes, interest expense, interest income, depreciation and amortization, recapitalization costs, and corporate expense (where indicated). The Company believes that EBITDA (as defined) is useful because it illustrates the Company's operating income before various non-cash charges, expenses related to non-recurring or reorganization events, and expenses for activities that are corporate in nature and, therefore, are not directly related to the operations of the Company's subsidiaries. EBITDA (as defined) should not be construed as an alternative to operating income or cash flows from operating activities, both of which are determined in accordance with generally accepted accounting principles, or as a measure of liquidity. Because it is not calculated under generally accepted accounting principles, the Company's EBITDA (as defined) may not be comparable to similarly titled measures used by other companies.



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ATX Communications, Inc.
Page 7 of 8

                         DISCUSSION OF OPERATING RESULTS

For the Three Months Ended June 30, 2003 and 2002

The decrease in revenues to $71,934,000 from $75,209,000 is primarily attributable to a decrease in Internet access services and other revenue offset by an increase in local exchange revenue.

Operating costs include direct cost of sales, network costs and salaries and related expenses of network personnel. Operating costs decreased to $45,939,000 from $48,758,000 due to a decrease in costs as a result of optimization of the Company's network and facilities and reduced headcount.

Selling, general and administrative expenses decreased to $20,054,000 from $20,224,000 due to a decrease in costs as a result of reduced headcount and a reduction of the Company's facilities.

Corporate expenses include the costs of the Company's officers and headquarters staff, the costs of operating the headquarters and costs incurred for strategic planning and evaluation of business opportunities. Corporate expenses increased to $1,826,000 from $1,616,000 due to increased costs incurred for strategic planning and other corporate activities.

During the three months ended June 30, 2002, we incurred additional costs of $4,270,000, in connection with the Company's recapitalization, which consisted primarily of employee incentives, legal fees, accounting fees and printing fees.

During the three months ended June 30, 2003, we incurred other charges of $293,000, which consist of settlement costs related to legal matters.

Depreciation expense decreased to $6,034,000 from $9,140,000 primarily as a result of the reduction in the carrying value of the Company's fixed assets during the fourth quarter of 2002 as determined by fair value analysis performed in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

Amortization expense has been eliminated due to the reduction in the carrying value of the Company's intangible assets as determined by a fair value analysis performed on October 1, 2002 in accordance with SFAS No. 144.

Interest expense and other increased to $5,613,000 from $3,637,000 primarily due to the net effect of an increase in the effective interest rate on the Company's senior secured credit facility and the amortization of debt discount associated with CCL's 6% Convertible Subordinated Notes. The effective interest rate on the Company's senior secured credit facility during the three months ended June 30, 2003 and 2002 was 9.75% and 6.75%, respectively.



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ATX Communications, Inc.
Page 8 of 8

About ATX
Founded in 1985, ATX Communications, Inc. is a holding company which, through various wholly-owned subsidiaries, is a facilities-based integrated communications provider offering local exchange carrier and inter-exchange carrier telephone, Internet, e-business, high-speed data, and wireless services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. Through its various subsidiaries, ATX currently serves more than 300,000 business and residential customers. For more information about ATX, please visit www.atx.com.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
- Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "plan," "will," "expects," "projects," "positioned," "strategy," "targeted" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, without limitation, the following: the ability of the Company to obtain trade credit and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; the ability to remain in compliance with all required ratios and covenants contained in agreements governing its outstanding indebtedness; the Company's ability to identify or implement one or more strategic alternatives to reduce the Company's indebtedness; the ability of the Company to generate sufficient cash to fund its interest and principal payments when such payments become due; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability of the Company to continue as a going concern; potential adverse developments resulting from litigation; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; general economic and business conditions, technological developments, the Company's ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of restructuring and integration actions, the impact of new business opportunities requiring significant up-front investment, interest rate fluctuations and availability, terms and deployment of capital. The Company assumes no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

For further information, please contact Winston Black, Director - Corporate Development at (212) 509-4166.

                                       ###

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